CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for SkyFrames, Inc. and Subsidiary (formerly Helsinki Capital Partners, Inc.), of our report dated October 18, 2002, relating to the August 31, 2002 financial statements of SkyFrames, Inc. (formerly CyberVillage, Inc.), which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".





PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
November 26, 2002